EXHIBIT 10-1

Form of Stock Option Agreement with

certain officers of the Company, dated

June 20, 1997
                                                        7

                     STOCK OPTION AGREEMENT
            UNDER THE PENNSYLVANIA ENTERPRISES, INC.
                      STOCK INCENTIVE PLAN



Option No.:    __________



     THIS AGREEMENT dated as of June 20, 1997 (the "Date of
Grant") is made by and between PENNSYLVANIA ENTERPRISES, INC.
(the "Company") and ____________ (the "Optionee").

     WHEREAS, the Company has adopted the Pennsylvania
Enterprises, Inc. Stock Incentive Plan (the "Plan"); and

     WHEREAS, the purpose of the Plan is to enable the Company and its subsidiaries to attract and retain key employees; and

     WHEREAS, the Stock Option Committee of the Company's Board of Directors (the "Committee") has determined that it would be in the best interests of the Company to enter into this Agreement.

     NOW, THEREFORE, the Company hereby grants an option (the
"Option") under the Plan to the Optionee on the following terms and conditions:

     1.   AMOUNT OF STOCK SUBJECT TO OPTION:

     The Company hereby grants to the Optionee, subject to the terms and conditions set forth in this Agreement, the Option to purchase Four Thousand (4,000) shares of authorized and unissued common stock of the Company (without nominal or par value, with a stated value of $5.00 per share) or shares reacquired by the Company and held in treasury (the "Stock"), which Stock is to be issued by the Company upon the exercise of the Option as hereinafter set forth.

     2.   PURCHASE PRICE:

     The purchase price per share of Stock subject to the Option shall be twenty-five dollars and seventy-five cents ($25.75), the fair market value of a share of Stock on the Date of Grant, as determined by the Committee.

     3.   TYPE OF OPTION:

     The Option is intended to be a Non-Qualified Stock Option that is not an Incentive Stock Option within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended.

     4.   EARN-OUT OF OPTION:

     The Option will become exercisable on the first anniversary of the Date of Grant to the extent set forth below, depending on the conditions set forth in this Section 4 that have been satisfied. The Committee will notify the Optionee, prior to the first anniversary of the Date of Grant, of the number of shares of Stock as to which the Option will be exercisable in accordance with this Section 4.

     (a) The maximum number of shares with respect to which the option shall be exercisable shall be determined in accordance with the provisions of this Section 4(a), subject to the remaining provisions of this Section 4.

          (1) If PEI earnings per share for 1997 reaches the outstanding level of $[ ] per share ([ ]% of budget), the Option will be exercisable with respect to 1,000 shares, and will be exercisable with respect to an additional 600 shares for each of the performance goals set forth on Exhibit A (the "Performance Goals") which is satisfied (for a maximum total of 4,000 shares). (Exhibit B illustrates this relationship.)

          (2) If PEI earnings per share for 1997 reaches the target level of $[ ] per share ([ ]% of budget) but does not reach the outstanding level, the Option will be exercisable with respect to 750 shares, and will be exercisable with respect to an additional 450 shares for each of the Performance Goals which is satisfied (for a maximum total of 3,000 shares).

          (3) If PEI earnings per share for 1997 reaches the threshold level of $[ ] per share ([ ]% of budget) but does not reach the target level, the Option will be exercisable with respect to 500 shares, and will be exercisable with respect to an additional 300 shares for each of the Performance Goals which is satisfied (for a maximum total of 2,000 shares).

          (4) If PEI earnings per share for 1997 does not reach the threshold level of $[ ] per share, no portion of the Option shall be exercisable.

          (5) For purposes of Section 4(a) the Committee reserves the right to review and adjust ,as it deems appropriate, earnings per share results for one-time, non-operating gains or losses, such as those resulting from accounting changes, one-time asset sales, early retirement/severance programs, other extraordinary expenses or transactions, and also for temperature variations from normal degree days.

     (b) Notwithstanding the provisions of Section 4(a), no portion of the Option will be exercisable unless the Optionee (i) remains employed by the Company or a Related Company (as defined below) until the first anniversary of the Date of Grant in at least the same or a similarly responsible position and (ii) achieves at least a "meets standards" personnel performance rating on all performance evaluations of Optionee made during such period. For purposes of this Agreement, the term Related Company means a corporation, partnership, joint venture or other entity in which the Company owns, directly or indirectly, at least a 50% beneficial ownership interest.

     (c) The Compensation Committee shall determine, in its discretion, the level of earnings per share which has been attained, the extent to which the Performance Goals have been satisfied, and the extent to which the Optionee has satisfied the conditions set forth in paragraph 4(b). Notwithstanding the foregoing provisions of this Section 4, the Committee may, in its discretion, declare all or any portion of the Option to be exercisable.

     5.   PERIOD OF OPTION:

     The Option is granted as of the Date of Grant. The Option shall expire at the earliest to occur of (a) three months after termination of the Optionee's Employment (as defined below) for any reason except death, disability, or retirement; (b) one year after termination of the Optionee's Employment by reason of death or disability; (c) five years after termination of the Optionee's Employment by reason of retirement, on or after age 55, under the Employees' Retirement Plan of Pennsylvania Enterprises, Inc.; or
(d) June 20, 2007 (ten years after the Date of Grant). In no event shall the term of the Option be greater than ten years.
For purposes of this Agreement, "Employment" shall mean employment with the Company or any Related Company.

     6.   EXERCISE OF OPTION:

     (a) To the extent the Option has become exercisable pursuant to Section 4, the Option may be exercised in whole or in part with respect to full shares (and no fractional shares shall be issued) until it expires in accordance with Section 5.

     (b) In order to exercise the Option or any part thereof, the Optionee shall give notice in writing to the Company at its headquarters address (on a form acceptable to the Company) of the Optionee's intention to purchase all or part of the shares subject to the Option, and in said notice the Optionee shall set forth the number of shares as to which he/she desires to exercise his/her Option. The notice must be accompanied by payment in full of the exercise price for such shares in such manner as may be permitted by the Company. Such payment may be made in cash, through the delivery to the Company of full shares of Stock which have been owned by the Optionee for at least six months having a value equal to the total exercise price of the portion of the Option so exercised, or through a combination of cash and such shares of Stock. Any shares of Stock so delivered shall be valued at the average of the high and low trading prices for the day prior to the date on which the option is exercised. The Option will be deemed exercised on the date a proper notice of exercise (accompanied as described above) is hand delivered, or, if mailed, postmarked.

     (c) The Optionee shall, no later than the date of exercise of the Option, make payment to the Company in cash or its equivalent of any federal, state, local or other taxes of any kind required by law to be withheld with respect to the Option. The obligations of the Company under the Plan shall be conditional on such payment, and the Company (and, where applicable, any Related Company) shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Optionee.

     7.   NON-TRANSFERABILITY OF OPTION:

     The Option is not transferable otherwise than by will or by the laws of descent and distribution. To the extent the Option is exercisable at the time of the Optionee's death, it may be exercised by the executor or administrator of the Optionee's estate or by the person designated by will or entitled by the laws of descent and distribution, upon such death, to any remaining rights arising out of the Option.

     8.   CHANGE OF CONTROL:

     Notwithstanding the provisions of Section 4, the Option shall become fully exercisable upon the occurrence of a Change of Control (as defined in the Plan).

     9.   CHANGE IN CAPITAL:

     If prior to the expiration of the Option, there shall be any changes in the Stock structure of the Company by reason of the declaration of stock dividends, recapitalization resulting in stock split-ups or combinations or exchanges of shares by reason of merger, consolidation, or by any other means, then the number of shares subject to the Option and the exercise price per share of Stock shall be equitably and appropriately adjusted as the Committee in its sole discretion shall deem just and reasonable in light of all the circumstances pertaining thereto.

     10.  RIGHT TO TERMINATE EMPLOYMENT:

     The Option shall not confer upon the Optionee any right to continue in the employ of the Company or a Related Company or interfere in any way with the right of the Company or any Related Company to terminate the Optionee's employment at any time, nor shall it interfere in any way with the right of the Optionee to terminate the Optionee's employment.

     11.  REGISTRATION AND OTHER REQUIREMENTS:

     The Option is subject to the requirement that, if at any time the Committee shall determine that (a) the listing, registration or qualification of the Stock subject or related to the Option upon any securities exchange or under any state or federal law, (b) the consent or approval of any governmental regulatory body or (c) an agreement by the Optionee with respect to the disposition of Stock is necessary or desirable (in connection with any requirement or interpretation of any federal or state securities law, rule or regulation) as a condition of, or in connection with, the issuance, purchase or delivery of Stock under the Option, the Option shall not be exercised, in whole or in part, unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

     12.  SUBJECT TO THE PLAN:

     The Option evidenced by the Agreement and the exercise thereof are subject to the terms and conditions of the Plan, which are incorporated herein by reference and made a part hereof. In addition, the Option is subject to any rules and regulations promulgated by the Committee.

     IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto:



                              PENNSYLVANIA ENTERPRISES, INC.



                              By:  ______________________________
                                 Name:  Thomas F. Karam
                                 Title:     President and CEO





Accepted and agreed to as
of the Date of Grant:


__________________________
Optionee
                                                       Exhibit A

                        Performance Goals


With respect to fiscal 1997:

                       [Listing of Goals]
                                                        Exhibit B

Options that become exercisable based upon achievement of earnings and performance goals as set forth in Section 4(a) of the Stock Option Agreement.


                             Goals Satisfied

PEI Earnings     5       4      3       2       1       0

Equal to or    4,000   3,400  2,800   2,200   1,600   1,000
Greater Than
Outstanding

Equal to or    3,000   2,550  2,100   1,650   1,200    750
Greater Than
Target but
Less Than
Outstanding

Equal to or    2,000   1,700  1,400   1,100    800     500
Greater Than
Threshold but
Less Than
Target

Less Than        0       0      0       0       0       0
Threshold